AGREEMENT

     This Agreement is made and entered into as of this 21st day of June, 2001 by and between TransFinancial Holdings, Inc. a Delaware Corporation ("TFH"), and Timothy P. O'Neil of Johnson County, Kansas ("O'Neil).

                                    RECITALS

     The parties hereto entered into an Employment Agreement effective as of July 2, 1998, and here wish to record their Agreement concerning the performance and discharge, by each of them of their duties and obligations thereunder.

     Now therefore, in consideration of the foregoing and the mutual promises hereinafter set forth, the parties agree as follows:

                                   AGREEMENTS

     The terms of the Employment Agreement and the rights and obligations of the parties thereunder, shall remain in effect and unchanged until the execution of an agreement between TFH and Central States Southeast and Southwest Areas Health and Welfare and Pension Funds resolving and settling satisfactorily to the TFH directors all claims of such funds as a result of the withdrawal therefrom of the transportation subsidiaries of TFH, which latter date is hereby referred to as the "Effective Date".

     On the Effective Date, O'Neil shall resign as a officer and director of TFH and TFH shall pay to him the sum of $475,000.00 less required withholding.

     At or promptly after the Effective Date, O'Neil shall purchase from TFH the automobile presently provided by it for his use for the price of $16,300.00 and TFH shall thereupon transfer to him such automobile and any and all interest that it has in the split dollar life insurance policy maintained on the life of O'Neil, including the right to reimbursement for premiums paid thereon.

     As of the Effective Date, all options to purchase stock of TFH heretofore granted to O'Neil, shall become fully vested and shall be exercisable by O'Neil at anytime within two years thereafter, subject to earlier liquidation of TFH or the occurrence of any other act terminating its corporate existence.

     From and after the Effective Date, and through December 31, 2001, O'Neil agrees to provide to TFH such consulting services as it shall reasonably request at the rate of $100.00 per hour, provided, however, that no charge shall be made by O'Neil for the first 200 hours less that number of hours devoted by him to TFH Logistics & Transportation Services, Inc. pursuant to an Agreement of even date herewith. In his role as consultant to TFH, O'Neil shall be an independent contractor and not an (employee or) agent of TFH, and shall not be entitled to further participate in any benefit programs maintained or adopted by it, other than as allowed under COBRA. In connection with performance of such consulting services, O'Neil shall be entitled to reimbursement of all reasonable expenses by him. Such reimbursement and consulting compensation shall be paid to O'Neil by TFH within ten days after the end of each month during which the same were rendered or incurred.

     As of the Effective Date, O'Neil shall release TFH of and from all rights and claims by him pursuant to the earlier mentioned Employment Agreement, but acknowledges that certain provisions thereof, including paragraphs 6 and 7 thereof, shall remain in effect and binding upon him.

     TFH acknowledges and agrees that, as of the Effective Date, O'Neil will have rendered in excess of 1,000 hours of service since January 1, 2001, and that, for purposes of benefit plans maintained by it or its affiliates, and in which O'Neil has participated, he shall, absent his earlier death, be deemed an employee as of December 31, 2001.

     This Agreement shall be construed and interpreted in accordance with, and governed by the laws of the State of Kansas, and shall be binding upon and inure to the benefit of TFH and O'Neil, and their respective heirs, personal and legal representatives, successors and assigns, provided, however, that O'Neil may not assign or delegate any of his obligations hereunder.

     This Agreement contains the entire understanding of TFH and O'Neil with respect to the subject matter hereof, and no representations, promises, Agreements, understandings, or assurances written or oral not herein contained shall be of any force or effect. No change or modification hereof, or of any term or provision hereof, shall be valid or binding unless the same is in writing and signed by the party intended to be bound. No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party against whom such waiver is sought to be enforced, and no valid waiver of any provision of this Agreement shall be deemed a waiver of any other provision hereof, or a waiver of such provision at any other time.

     If any party to this Agreement files suit or takes legal action to enforce or avoid its provisions, the losing party shall pay the prevailing party's reasonable attorney's fees and expenses.

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date herein first above written.

                              /s/ Timothy P. O'Neil
                             --------------------------------------------
                             Timothy P. O'Neil



                             TransFinancial Holdings, Inc.



                             By: /s/ William D. Cox
                                ---------------------------------------




                                       2